UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 7, 2020

MOHAWK INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	01-13697	52-1604305
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 South Industrial Blvd.

Calhoun, Georgia 30701

(Address of principal executive offices) (Zip Code)

(706) 629-7721

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	MHK	New York Stock Exchange
Floating Rate Notes due 2020		New York Stock Exchange
Floating Rate Notes due 2021		New York Stock Exchange
2.000% Senior Notes due 2022		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 7, 2020, Mohawk Industries, Inc. (the “Company”) entered into an amendment to each of its senior credit facilities. The amendments, among other things, (i) increased the Consolidated Net Leverage Ratio financial maintenance covenant from 3.75:1.00 to 4.75:1.00, (ii) increased the amount of cash and cash equivalents that can be netted against indebtedness for purposes of determining compliance with the Company’s financial covenants from $300 million to $500 million, and (iii) increased the amount of cash restructuring costs and business optimization expenses, costs related to the closure and/or consolidation of facilities and other related costs and expenses that can be added back to Consolidated EBITDA from 7.5% of Consolidated EBITDA to $120 million. Our Consolidated Net Leverage Ratio for the twelve months ended March 28, 2020 was 1.7:1.00. Solely with respect to the senior revolving credit facility, the amendment increased the interest rate, letter-of-credit fees and commitment fees payable by the Company if the Company’s Consolidated Net Leverage Ratio exceeds 3.75:1.00. The amendments will be effective for the fiscal quarters ending on September 26, 2020 through (and including) the fiscal quarter ending December 31, 2021. Capitalized terms used herein have the meanings given to them in the respective senior credit facility.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the each of the amendments to the Company’s senior credit facilities, which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

The documents included as exhibits to this Current Report on Form 8-K are filed solely to provide information about their terms, are not intended to provide any factual or other information about the Company or the other parties to the agreements, and should not be relied upon by investors for any other purpose.

(d)	Exhibits.

10.1

First Amendment to Credit Agreement, dated as of May 7, 2020, by and among the Company, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the other lenders party thereto.

10.2

Second Amendment to Second Amended and Restated Credit Agreement, dated as of May 7, 2020, by and among the Company and certain of its subsidiaries, as borrowers, Wells Fargo Bank, National Association, as administrative agent, and the other lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.

	By:	/s/ R. David Patton
R. David Patton
Date: May 7, 2020		Vice President Business Strategy, General Counsel and Secretary

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